EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 33-69030), of the Handleman Company of our report dated October 26, 2004 relating to the financial statements of the Handleman Company Salary Deferral Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Detroit, Michigan

May 27, 2005